UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 18, 2013

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement

As previously reported on Current Reports on Form 8-K and 8-K/A filed on February 7, 2007, February 12, 2007, June 26, 2007, October 31, 2007 and January 10, 2008, in February 2007, Joe’s Jeans Inc. (the “Company”), a Delaware corporation, its wholly owned subsidiary, Joe’s Jeans Subsidiary Inc. (“Joe’s Subsidiary”), a Delaware corporation, JD Holdings, Inc. (“JD Holdings”), a California corporation, and Joseph Dahan (“Mr. Dahan”), the sole stockholder of JD Holdings (collectively, the “Seller”), entered into a definitive Agreement and Plan of Merger, as amended (the “Merger Agreement”).  On October 25, 2007, the Company and JD Holdings completed the merger pursuant to which Seller was merged with and into Joe’s Subsidiary and, among other things, the Company acquired all of the assets and goodwill of Seller.  In exchange, among other things, the Company agreed to pay an Earn Out Amount (as defined in the Merger Agreement and described below) to Dahan, as the sole shareholder of Seller, for a 120 month period following the closing date of the Merger Agreement.

Under the Merger Agreement, Mr. Dahan was entitled until October 25, 2017 to a certain percentage of the gross profit earned by the Company in the applicable fiscal year.  The amounts were as follows: (i) 11.33% of the gross profit from $11,251,000 to $22,500,000; (ii) 3% of the gross profit from $22,501,000 to $31,500,000; (iii) 2% of the gross profit from $31,501,000 to $40,500,000; (iv) 1% of the gross profit above $40,501,000.

On February 18, 2013, the Company and Mr. Dahan entered into a new agreement (the “New Agreement”) that provides certainty of payments to him by removing the contingencies related to the Earn Out Amount, fixing the overall amount to be paid by the Company for the remaining months of years six through year 10 and accelerating the payments to be made to Mr. Dahan.  Under the New Agreement, from February 22, 2013 until November 27, 2015, Mr. Dahan is entitled to receive the aggregate amount of $9,167,935.34 in weekly installments.  The Company will take a one-time charge as an expense for the full amount in the quarterly period ending February 28, 2013.  In addition, under the New Agreement Mr. Dahan agreed to a restrictive covenant relating to non-competition and non-solicitation until November 30, 2016 in addition to the restrictive covenant in the original Merger Agreement.

There is a current material relationship between the Company and Mr. Dahan.  Mr. Dahan currently serves as an executive officer of the Company as its Creative Director, a member of the Company’s Board of Directors and is a greater than 10% stockholder of the Company.

The preceding description of the New Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The preceding description of the Merger Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreements which are incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 5, 2007.

A copy of the Company’s press release, dated February 19, 2013, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The information included in Item 1.01 above is incorporated by reference into this Item 5.02.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

10.1	Agreement dated February 18, 2013 by and among Joe’s Jeans Inc., Joe’s Jeans Subsidiary, Inc. and Joseph M. Dahan (filed herewith)

99.1	Press release issued by the Company on February 19, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: February 19, 2013	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

10.1	Agreement dated February 18, 2013 by and among Joe’s Jeans Inc., Joe’s Jeans Subsidiary, Inc. and Joseph M. Dahan (filed herewith)

99.1	Press release issued by the Company on February 19, 2013 (filed herewith)